SCHEDULE 13G

ISSUER:  Hanger Orthopedic Group, Inc.                    CUSIP NO.:  41043F-208


                                  EXHIBIT 2(a)


                  This statement is being filed by J.P. Morgan Partners (BHCA), L.P. (formerly known as Chase Equity Associates, L.P.), a Delaware limited partnership (hereinafter referred to as "JPMP (BHCA)"), whose principal business office is located at 1221 Avenue of the Americas, New York, New York 10020. JPMP
(BHCA) is engaged in the venture capital and leveraged buyout business. The general partner of JPMP (BHCA) is JPMP Master Fund Manager, L.P. (formerly known as Chase Capital Partners, a New York general partnership), a Delaware limited partnership (hereinafter referred to as "JPMP Master Fund"), whose principal business office is located at the same address as JPMP (BHCA), and is also directly or indirectly (through affiliates) engaged in the venture capital and leveraged buyout business. The general partner of JPMP Master Fund is JPMP Capital Corp. (formerly known as Chase Capital Corporation), a New York corporation (hereinafter referred to as "JPMP Capital Corp."), whose principal business office is located at the same address as JPMP (BHCA), and is also engaged in the venture capital and leveraged buyout business. Set forth in Schedule A hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JPMP Capital Corp.

                  JPMP Capital Corp. is a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation), a Delaware corporation (hereinafter referred to as "JP Morgan Chase") which is engaged (primarily through subsidiaries) in the commercial banking business with its principal office located at 270 Park Avenue, New York, New York 10017. Set forth in Schedule B hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JP Morgan Chase.







                               Page 6 of 11 pages

                                  SCHEDULE 13G

ISSUER:  Hanger Orthopedic Group, Inc.                    CUSIP NO.:  41043F-208


                                                                      SCHEDULE A

                               JPMP CAPITAL CORP.

                             EXECUTIVE OFFICERS(1)

President                                                     Jeffrey C. Walker*
Executive Vice President                                      Mitchell J. Blutt, M.D.*
Executive Vice President                                      Arnold L. Chavkin*
Executive Vice President                                      John M.B. O'Connor*
Managing Director                                             Dr. Dana Beth Ardi*
Managing Director                                             Christopher C. Behrens*
Managing Director                                             Julie Casella-Esposito*
Managing Director                                             Rodney A. Ferguson*
Managing Director                                             Cornell P. French*
Managing Director                                             Michael R. Hannon*
Managing Director                                             Alfredo Irigoin*
Managing Director                                             Andrew Kahn*
Managing Director                                             Jonathan R. Lynch*
Managing Director                                             Stephen P. Murray*
Managing Director                                             Timothy Purcell*
Managing Director                                             Faith Rosenfeld*
Managing Director                                             Shahan D. Soghikian*
Managing Director                                             Timothy J. Walsh*
Managing Director                                             Richard D. Waters, Jr. *
Managing Director                                             Damion E. Wicker, M.D.*
Managing Director                                             Robert Ruggiero*
Senior Vice President and Assistant Secretary                 James Hutter*
Senior Vice President and Assistant Secretary                 Mounir Nahas*
Senior Vice President, Treasurer and Assistant Secretary      Elisa R. Stein*
Vice President and Assistant Secretary                        Richard Madsen*
Vice President and Assistant Secretary                        Puneet Gulati*
Vice President and Assistant Secretary                        Thomas Szymoniak*
Vice President and Assistant Secretary                        Scott Kraemer*
Secretary                                                     Anthony J. Horan**
Assistant Secretary                                           James Berry**
Assistant Secretary                                           Denise G. Connors**
Assistant Secretary                                           Euisun Lisa Lee**
Assistant Secretary                                           Timothy Samson**



----------
(1) Each of whom is a United States citizen except for Messrs. Irigoin and Soghikian.

* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.



                               Page 7 of 11 pages

                                  SCHEDULE 13G

ISSUER:  Hanger Orthopedic Group, Inc.                    CUSIP NO.:  41043F-208


                                  DIRECTORS(1)
                              William B. Harrison**
                               Jeffrey C. Walker*









----------
(1) Each of whom is a United States citizen except for Messrs. Irigoin and Soghikian.

* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.



                               Page 8 of 11 pages

                                  SCHEDULE 13G

ISSUER:  Hanger Orthopedic Group, Inc.                    CUSIP NO.:  41043F-208


                                                                      SCHEDULE B


                             J.P. MORGAN CHASE & CO.

                              EXECUTIVE OFFICERS(1)


Chairman of the Board and Chief Executive Officer                     William B. Harrison Jr.*
Vice Chairman                                                         David A. Coulter*
Vice Chairman                                                         Thomas B. Ketchum*
Vice Chairman                                                         Donald H. Layton*
Vice Chairman                                                         Jeffrey C. Walker**
Vice Chairman; Head of Finance, Risk Management and Administration    Marc J. Shapiro*
Executive Officer                                                     Donald H. McCree III*
Executive Vice President; Chief Financial Officer                     Dina Dublon*
Executive Vice President; Head of Market Risk Management              Lesley Daniels Webster*
General Counsel                                                       William H. McDavid*
Director of Human Resources                                           John J. Farrell*
Director of Corporate Marketing and Communications                    Frederick W. Hill*
Controller                                                            Joseph L. Scalfani*







----------
(1)  Each of whom is a United States citizen.

* Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

** Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York New York 10020.



                               Page 9 of 11 pages

                                  SCHEDULE 13G

ISSUER:  Hanger Orthopedic Group, Inc.                    CUSIP NO.:  41043F-208


                                  DIRECTORS(1)


                           PRINCIPAL OCCUPATION OR EMPLOYMENT;
 NAME                      BUSINESS OR RESIDENCE ADDRESS
 ----                      -----------------------------------
--------------------------------------------------------------------------------
 Hans W. Becherer          Retired Chairman of the Board and
                           Chief Executive Officer
                           Deere & Company
                           One John Deere Place
                           Moline, IL 61265
--------------------------------------------------------------------------------
 Riley P. Bechtel          Chairman and Chief Executive Officer
                           Bechtel Group, Inc.
                           P.O. Box 193965
                           San Francisco, CA 94119-3965
--------------------------------------------------------------------------------
 Frank A. Bennack, Jr.     President and Chief Executive Officer
                           The Hearst Corporation
                           959 Eighth Avenue
                           New York, New York 10019
--------------------------------------------------------------------------------
 Lawrence A. Bossidy       Chairman of the Board
                           Honeywell International
                           P.O. Box 3000
                           Morristown, NJ 07962-2245
--------------------------------------------------------------------------------
 M. Anthony Burns          Chairman of the Board
                           Ryder System, Inc. 3600
                           N.W. 82nd Avenue
                           Miami, Florida 33166
--------------------------------------------------------------------------------
 H. Laurence Fuller        Retired Co-Chairman
                           BP Amoco p.l.c.
                           1111 Warrenville Road, Suite 25
                           Chicago, Illinois  60563
--------------------------------------------------------------------------------
 Ellen V. Futter           President and Trustee
                           American Museum of Natural History
                           Central Park West at 79th Street
                           New York, NY 10024
--------------------------------------------------------------------------------
 William H. Gray, III      President and Chief Executive Officer
                           The College Fund/UNCF
                           9860 Willow Oaks Corporate Drive
                           P.O. Box 10444 Fairfax,  Virginia
                           22031
--------------------------------------------------------------------------------
 William B. Harrison, Jr.  Chairman of the Board and Chief Executive Officer
                           J.P. Morgan Chase & Co.
                           270 Park Avenue, 8th Floor
                           New York, New York  10017-2070
--------------------------------------------------------------------------------
 Helene L. Kaplan          Of Counsel
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
--------------------------------------------------------------------------------
 Lee R. Raymond            Chairman of the Board and Chief Executive Officer
                           Exxon Mobil Corporation
                           5959 Las Colinas Boulevard
                           Irving, TX 75039-2298
--------------------------------------------------------------------------------

----------
(1)  Each of whom is a United States citizen.



                              Page 10 of 11 pages

--------------------------------------------------------------------------------
 John R. Stafford          Chairman of the Board
                           American Home Products Corporation
                           5 Giralda Farms
                           Madison, New Jersey 07940
--------------------------------------------------------------------------------
 Lloyd D. Ward             Chief Executive Officer
                           U.S. Olympic Committee
                           One Olympic Plaza
                           Colorado Springs, CO 80909
--------------------------------------------------------------------------------











                              Page 11 of 11 pages